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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Ortec International, Inc. dated September 29, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:     September 29, 1997


          SOROS FUND MANAGEMENT LLC

          By:  /S/ MICHAEL C. NEUS
               -----------------------------------
               Michael C. Neus
               Assistant General Counsel



          GEORGE SOROS

          By:  /S/ MICHAEL C. NEUS
               -----------------------------------
               Michael C. Neus
               Attorney-in-Fact



          STANLEY F. DRUCKENMILLER

          By:  /S/ MICHAEL C. NEUS
               -----------------------------------
               Michael C. Neus
               Attorney-in-Fact